Transocean Inc. Reports Fourth Quarter 2008 Results Exhibit 99.2

Chart #1: Average Contracted Dayrate by Rig Type
Qtr 1 2009 through Qtr 4 2009 (Unaudited)
The Jackups category consists of our jackup fleet. Jackups
The Other Floaters category is generally comprised
of those non-High-Specification Floaters with a
water depth capacity of less than 4,500 feet.
Midwater
Floaters
The Other Deepwater Floaters include the remaining
semi-submersible rigs and drillships that have a
water depth capacity of at least 4,500 feet.
Other High-Specification Floaters were built in the in
the mid to late 1980s, are capable of drilling in harsh
environments and have greater displacement than
previously constructed rigs resulting in larger
variable load capacity, more useable deck space
and better motion characteristics.
Ultra-Deepwater Floaters have high-pressure mud
pumps and a water depth capability of 7,500 feet or
greater.
The High-Specification Floaters category is a
consolidation of the Ultra-Deepwater Floaters, Other
High-Specification Floaters and Other Deepwater
Floaters as described below.
High-
Specification
Floaters
The weighted average contract dayrate for each rig
type based on current backlog from the company's
most recent Fleet Status Report as of February 3,
2009. Includes firm contracts only.
Average
Dayrate
Definitions
417
400
393
388
335
351
323
316
160
160 159
159
$50k
$100k
$150k
$200k
$250k
$300k
$350k
$400k
$450k
Qtr 1 09 Qtr 2 09 Qtr 3 09 Qtr 4 09
High Specification Floaters
Other Floaters
Jackups
(Remaining)

Chart #2: Out-of-Service Rig Months
Qtr 1 2008 through Qtr 4 2009 (Unaudited)
Refers to periods during which a rig is out of
service as a result of contract preparation, other
planned shipyards, surveys, repairs, regulatory
inspections or other planned service or work on
the rig excluding reactivations and upgrades.
Shipyard
Includes the Sedco 702 and the Sedco 706 which
have undergone or are undergoing shipyard
project to enhance the operational capabilities.
Upgrade
Includes mobilization and demobilization to and
from operating contracts and other activities such
as shipyards excluding those mobilization and
demobilization
periods covered in Upgrade.
Mobilization
Time when a rig is not available to earn an
operating dayrate due to shipyard, mobilization,
and upgrades.
Out-of-Service
Time expressed in months that each rig has been,
or is forecast to be Out of Service as reflected in
the company's Fleet Status Report as of February
3, 2009. Also includes out of service time of less
than 14 days that is not disclosed in the Fleet
Status Report.
Rig Months
Definitions
13
33
20
19
16
23
27
21
7
4
7
7
4
1
1
2
6
3
3
3
-
-
3
1
-
5
10
15
20
25
30
35
40
45
50
Qtr 1 - 08A Qtr 2 - 08A Qtr 3 - 08A Qtr 4 - 08A Qtr 1 - 09F Qtr 2 - 09F Qtr 3 - 09F Qtr 4 - 09F
Period (A = actual data, F = forecast data)
Shipyard Mobilization Upgrade
26 40 30 29 23 25 28 23

Chart #3: Operating & Maintenance (O&M) Costs Trends
(Unaudited)
$23
$38 $44
$81
$185
$205
$250
$203
$82
$79
$86
$171
$145
$173
$195
$182
$419
$474
$488
$599
$762
$809
$867
$946
$45
$36
$44
$73
$65
$177
$114 $77
$-
$200 MM
$400 MM
$600 MM
$800 MM
$1,000 MM
$1,200 MM
$1,400 MM
$1,600 MM
Qtr1'07 Qtr2'07 Qtr3'07 Qtr4'07 Qtr1'08 Qtr2'08 Qtr3'08 Qtr4'08
Period
Non Drilling Services and Oil & Gas $ Support Costs $ Operating Rig $ Out of Service $
Operating and maintenance costs represent all direct and
indirect costs associated with the operation and maintenance of our drilling rigs. Operating and maintenance costs also
includes all costs related to local and Unit offices as well as all costs related to operations support, engineering support,
marketing and other similar costs.  The principal elements of these costs are direct and indirect labor and benefits, repair and maintenance, contract preparation expenses, insurance,
boat and helicopter rentals, professional and technical fees, freight costs, communications, customs duties, tool rentals
and services, fuel and water, general taxes and licenses.
Labor, repair and maintenance costs, insurance premiums,
personal injury losses and drilling rig casualty losses
represent the most significant components of our operating
and maintenance costs
O&M Costs *
Includes the total amount of days a rig is deemed to be out of service. This relates to times when a rig is out of service due to shipyards, mobilization and short-term idle periods.
Out of Service
Days
Denotes the total O&M costs while a rig is out of service based upon Out of Service Days, as defined below. Out of Service
costs are the difference between total operating and
maintenance costs and the In-Service Costs.
Out of Service
Denotes the total amount of days a rig is deemed to be in-
service under contract operations. This excludes all out of
service time relating to shipyards, mobilization and short-term out of contract periods but includes the operational downtime of in service rigs. The average number of days may also
fluctuate from quarter to quarter as a result of rigs being
reactivated, sold or stacked in the quarters.
Rig Operating
Days
Denotes the total O&M costs of a rig while in service based
upon the Rig Operating Days (excluding shorebase or
common support costs), as defined below.
Operating Rig
All shorebase or common support costs such as on-shore
offices, yards, pool equipment.
Comprises of Integrated Services, Drilling Management
Services, Oil and Gas Properties.
Support Costs
Non Drilling
Services
Definitions
$1,426 $1,36 $1,157 $924 $662 $627 $569 $1,408

Chart #4: Contract Backlog by Client Rating
(Unaudited)
Total Contract Backlog
(1)
= $38.7 Billion
(1) Calculated by multiplying the contracted operating dayrate by the firm contract period from February 3, 2009 forward.  Reflects firm commitments represented by signed contracts.  Contract backlog excludes revenues from mobilization, demobilization, contract preparation, integrated services and customer reimbursables.  Our backlog calculation assumes that we receive the full contractual dayrate, which could be higher than the actual Dayrate that we receive because of a number of factors (rig downtime, suspension of operations, etc.) including some beyond our control.
(2) Other includes non-investment grade and unrated companies
A Rated Other Investment Grade Other
A Rated – 61%
Other
(2)
– 6%
Other Investment Grade – 33%

Chart #5: Free Cash Flow Backlog and Debt Maturities
(Unaudited)
Total Free Cash Flow Backlog
(1)
= $17.6 Billion
(1) Defined as Revenue Backlog, plus Firm Mob Revenue for contracts not started, less Opex and overhead, less Firm Mob costs, less Firm Sustaining
CAPEX, less all future newbuild CAPEX (including capital lease commitments), and upgrade CAPEX
(2) Total Debt as of February 16, 2009
Total Free Cash Flow Backlog $17.6 B
Total Debt
(2)
$13.8 B
Difference $3.8 B
0.4
4.2
2.5
2.3
0.9
1.5
2.0
2.7
4.2
3.9
2.8
2.1
1.9
0.0
1.0
2.0
3.0
4.0
5.0
2009 2010 2011 2012 2013 2014-2019 2020-2038
(US$ Billions)
Scheduled Debt Maturities Free Cash Flow Backlog